Exhibit No. 11

                      HARDING LAWSON ASSOCIATES GROUP, INC.

                       Computation of Net Income Per Share
                      (In thousands, except per share data)
                                   (Unaudited)

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                                                       Three Months Ended                 Nine Months Ended
                                                         February 29/28,                   February 29/28,
                                                      2000           1999               2000              1999
-------------------------------------------------------------------------------------------------------------------
Weighted average basic shares outstanding              5,004          4,815             4,984            4,844
Net effect of dilutive stock options
     based on the treasury stock method                  141             15               166               46
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Total                                                  5,145          4,830             5,150            4,890
===================================================================================================================

Net income                                            $1,231         $  414            $3,950           $1,566
===================================================================================================================

Basic net income per share                            $ 0.25         $ 0.09            $ 0.79           $ 0.32
===================================================================================================================

Diluted net income per share                          $ 0.24         $ 0.09            $ 0.77           $ 0.32
===================================================================================================================


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